Exhibit 99.2

SUBMISSION FOR CONDITIONAL CONVERSION

TO:	KRAMONT REALTY TRUST 580 West Germantown Pike Plymouth Meeting, PA 19462

     The undersigned registered owner of the 9.75% Series B-1 Cumulative Convertible Preferred Shares of beneficial interest, par value $0.01 per share (the “Series B-1 Preferred Shares”), of Kramont Realty Trust, a Maryland real estate investment trust (“Kramont”), evidenced by Certificate No. _________ (the “Certificate”) attached hereto, hereby submits the Certificate to Kramont for conversion of all of the Series B-1 Preferred Shares evidenced by the Certificate into Common Shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Kramont; provided that such conversion shall only take place in the event that the proposed merger of Kramont with and into CWAR OP Merger Sub III Trust (the “Merger”) is approved by the shareholders entitled to vote thereon at the Special Meeting of Shareholders of Kramont (the “Special Meeting”) scheduled for April 14, 2005. In the event that the Merger is approved at the Special Meeting (including any adjournment thereof), the registered owner irrevocably directs Kramont, prior to the effective time of the Merger, to cause all of the Series B-1 Preferred Shares evidenced by the Certificate to be converted into Common Shares in accordance with Section 15.4 of the Amended and Restated Declaration of Trust of Kramont, and directs that the Common Shares issuable and deliverable upon such conversion, together with any check in payment for fractional Common Shares, be issued and delivered to the registered owner at the address of the registered owner set forth in the current books and records of Kramont. In the event that the Merger is not approved at the Special Meeting, the registered owner hereby directs that the Certificate be returned to the registered owner at the address of the registered owner set forth in the current books and records of Kramont.

Dated: ________ __, 2005

Signature(s)

NOTE: THIS NOTICE MUST BE SIGNED BY THE REGISTERED OWNER(S) EXACTLY AS ITS/THEIR NAME(S) APPEAR(S) ON THE SHARE CERTIFICATE(S) SUBMITTED TO KRAMONT. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN SIGNING, AND PROPER EVIDENCE SATISFACTORY TO KRAMONT OF SUCH PERSON’S AUTHORITY SO TO ACT MUST BE SUBMITTED.